As filed with the Securities and Exchange Commission on April 30, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	14-1902018 (I.R.S. Employer Identification No.)

300 Professional Drive Gaithersburg, Maryland 20879 (Address of Principal Executive Offices and Zip Code)

EMERGENT BIOSOLUTIONS INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
(Full title of the plan)

Richard S. Lindahl
Executive Vice President, Chief Financial Officer
Emergent BioSolutions Inc.
300 Professional Drive
Gaithersburg, Maryland 20879
(Name and address of agent for service)
(240) 631-3200
(Telephone number, including area code, of agent for service)

Copies to:

Matthew C. Franker Julie M. Plyler Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000	Jessica Perl Senior Vice President, General Counsel and Corporate Secretary Emergent BioSolutions Inc. 300 Professional Drive Gaithersburg, Maryland 20879 (240) 631-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Emergent BioSolutions Inc. (the “Company”) for the purpose of registering additional shares of its common stock, $0.001 par value per share (the “Common Stock”), under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan (the “Incentive Plan”).

This Registration Statement registers the offer and sale of 5,000,000 additional shares of Common Stock that are available for issuance under the Incentive Plan, as approved by the board of directors of the Company and the Company’s stockholders.

Of the 36,208,561 shares of Common Stock currently authorized by the Incentive Plan, in addition to the shares, the offer and sale of which is being registered hereby, the Company has previously registered the offer and sale of: (a) 4,783,561 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on December 8, 2006 (Commission File No. 333-139190), (b) 3,900,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on August 7, 2009 (Commission File No. 333-161154), (c) 2,500,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on November 1, 2012 (Commission File No. 333-184699), (d) 4,000,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on May 23, 2014 (Commission File No. 333-196232), (e) 3,750,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on February 27, 2017 (Commission File No. 333-216294), (f) 3,000,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on May 30, 2018 (Commission File No. 333-225283), (g) 3,500,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on June 4, 2021 (Commission File No. 333-256798), (h) 3,675,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on June 5, 2023 (Commission File No. 333-272433), and (i) 2,100,000 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-8 filed on August 6, 2024 (Commission File No. 333-281292) (collectively, the “Original Registration Statements”).

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, the contents of the Original Registration Statements, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statements not expressly changed hereby shall be as set forth in the Original Registration Statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents (File No. 001-33137) previously filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference:

•the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 (the “2025 Annual Report”);

•all other reports filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the 2025 Annual Report; and

•the description of the Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K (or any portion thereof so furnished) prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Third Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 5, 2016).
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K, filed with the SEC on August 16, 2012).
4.3
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 20, 2006) (Registration No. 333-136622).

4.4*	Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan.
5.1*	Opinion of Covington & Burling LLP.
23.1*	Consent of Ernst & Young LLP. Independent Registered Public Accounting Firm.
23.2*	Consent of Covington & Burling LLP (contained in Exhibit 5.1)
24*	Power of Attorney (contained on signature page hereto).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 30th day of April, 2026.

EMERGENT BIOSOLUTIONS INC.

By: /s/ Richard S. Lindahl
Richard S. Lindahl
Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph C. Papa, President and Chief Executive Officer, Richard S. Lindahl, Executive Vice President, Chief Financial Officer, and Jessica Perl, Senior Vice President, General Counsel and Corporate Secretary, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph C. Papa Joseph C. Papa	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2026
/s/ Richard S. Lindahl Richard S. Lindahl	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2026
/s/ Zsolt Harsanyi, Ph.D. Zsolt Harsanyi, Ph.D.	Director	April 30, 2026
/s/ Sujata Dayal Sujata Dayal	Director	April 30, 2026
/s/ Donald DeGolyer Donald DeGolyer	Director	April 30, 2026
/s/ John Fowler, Jr. John Fowler, Jr.	Director	April 30, 2026
/s/ Neal Fowler Neal Fowler	Director	April 30, 2026
/s/ Keith Katkin Keith Katkin	Director	April 30, 2026
/s/ Ronald B. Richard Ronald B. Richard	Director	April 30, 2026
/s/ Marvin White Marvin White	Director	April 30, 2026
/s/ Kathryn C. Zoon, Ph.D. Kathryn C. Zoon, Ph.D.	Director	April 30, 2026

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